SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

INNOVIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

555 Madison Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s	telephone number, including area code (212) 716-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 29, 2006, Innovive Pharmaceuticals, Inc. raised gross proceeds of $13,521,277.44 through the private placement of 3,414,464 shares of its $0.001 par value Series A convertible preferred stock to 107 accredited investors at a price per share equal to $3.96. Each share of Series A convertible preferred stock is convertible into one share of Innovive common stock. The Series A convertible preferred stock will convert into shares of common stock automatically upon the effectiveness of a registration statement covering the shares of common stock into which the Series A shares are convertible. Pursuant to the terms of the subscription agreement between Innovive and the investors, Innovive is required to file such a registration statement with the Securities and Exchange Commission, or SEC, by August 28, 2006.

Innovive engaged Paramount BioCapital, Inc. and Punk, Ziegel & Company, L.P. as co-exclusive placement agents for the offering. For their services, Innovive paid Paramount and Punk, Ziegel aggregate cash commissions of $946,595.42 and issued a warrant to Paramount and its designees and a warrant to Punk, Ziegel and its designees to purchase 207,583 shares and 133,863 shares, respectively, of Innovive’s common stock, each with an exercise price of $4.36. Both placement agents have the right of first refusal to act as co-exclusive placement agents in any securities offerings by Innovive during the 12-month period following the final closing. Paramount has the right of first refusal to act as exclusive placement agent in any securities offerings by Innovive during the 36-month period following the final closing. Two of Innovive’s directors, Dr. Michael Weiser and Stephen C. Rocamboli (who also is Innovive’s Secretary), and Innovive’s Treasurer, John Knox, are employees of Paramount or an affiliate of Paramount.

The shares of Series A convertible preferred stock and the warrants issued to Paramount and Punk, Ziegel were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(2) and Regulation D thereunder, which exempts transactions by an issuer not involving any public offering. The investors had to qualify as accredited investors, as defined in Rule 501(a) of Regulation D, in order to purchase shares of the Series A convertible preferred stock in the offering. The shares of Series A convertible preferred stock and the placement agent warrants, and the shares of common stock into which such shares and warrants are convertible, cannot be sold unless they are subsequently registered under the Securities Act of 1933 or an exemption from registration is available.

A copy of the form of subscription agreement for the offering and a copy of the form of warrant issued to Paramount and Punk, Ziegel are attached to this report as Exhibits 10.10 and 10.11, respectively. On June 29, 2006, Innovive issued a press release describing the terms of the offering. A copy of the press release is attached hereto as Exhibit 99.1.

As a result of the stock sale, senior convertible notes issued by Innovive in a private placement debt offering in June 2005 with an aggregate amount of principal and accrued interest of $2,364,414.75 automatically converted into 796,086 shares of Series A convertible preferred stock. In addition, each purchaser of the senior convertible notes received a warrant to purchase shares of common stock in an amount and with an exercise price to be determined in the next qualified financing round. As a result of the stock offering, Innovive issued to the holders of the notes warrants to purchase as aggregate of 85,227 shares of Innovive common stock with an exercise price of $4.36 per share.

Also as a result of the stock sale, the future advance promissory note that Innovive issued to Paramount Biocapital Investments, LLC in June 2004 with an aggregate amount of principal and accrued interest of $4,073,389.87 automatically converted into 1,028,634 shares of Series A convertible preferred stock and the future advance promissory note that Innovive issued to an entity related to the sole shareholder of Paramount with an aggregate amount of principal and accrued interest of $1,377,621.23 automatically converted into 347,854 shares of Series A convertible preferred stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of the Series A convertible preferred stock financing, Innovive amended and restated its certificate of incorporation to create the Series A convertible preferred stock. The amendment and restatement was effective on June 27, 2006.

The amended and restated certificate of incorporation increased the authorized shares of preferred stock from 5,000,000 shares to 10,000,000 shares, all of which preferred shares are designated as Series A convertible preferred stock, $0.001 par value per share.

Each share of Series A preferred stock is initially convertible at any time into one share of common stock and the conversion price of each share of Series A stock is initially $3.96. The conversion rate is subject to adjustment in the event Innovive undertakes a stock split or stock dividend on the common stock. The conversion price is subject to broad-based weighted average anti-dilution adjustment if Innovive sells common stock for a price per share or issues convertible securities with a conversion rate that is less than the then-current conversion price, subject to exceptions for certain types of issuances. Each share of Series A preferred stock will automatically convert into common stock upon the effectiveness of a registration statement filed with the SEC that registers the Series A preferred stock or the shares of common stock into which the Series A preferred stock is convertible.

Each share of Series A preferred stock will vote together with all other holders of Innovive’s voting stock on all matters submitted to a vote of holders generally, with a holder of each share of Series A preferred stock entitled to one vote for each share of common stock into which such shares of Series A preferred stock could then be converted. In addition, so long as at least 50% of the Series A preferred shares issued in the June 2006 offering are outstanding, the holders of shares of Series A preferred stock will have the right to approve certain actions proposed to be taken by Innovive by a 66% supermajority, including (1) any amendment to Innovive’s constitutive documents that adversely affect the rights of the Series A preferred stock, (2) any distribution on any securities of Innovive junior to the Series A preferred stock, (3) any repurchase of any securities of Innovive other than pursuant to employee agreements or Innovive’s stock option plans, (4) the authorization, issuance or increase of any security ranking senior to the Series A preferred stock, and (5) the approval of any liquidation, dissolution or bankruptcy of Innovive.

The holders of Series A preferred stock will be entitled to receive dividends when, and if declared by the board of directors and on a basis no less favorable than the common stock.

Upon any liquidation, dissolution or winding-up of Innovive, whether voluntary or involuntary, the holders of Series A preferred stock will be entitled to receive, prior to the distribution of any assets to the holders of common stock or other securities of Innovive ranking junior to the Series A preferred stock, an amount per share of Series A preferred stock equal to the $3.96 conversion price, subject to adjustment. A merger or acquisition involving the change of control of greater than 50% of the voting power of the then current stockholders just prior to such transaction or an asset sale will not be deemed a liquidation or dissolution of Innovive for this purpose.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Document

10.10	Form of Subscription Agreement dated June 29, 2006 for the purchase of Series A convertible preferred stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc.

10.11	Form of placement agent Warrant dated June 29, 2006 for the purchase of common stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc., issued to Paramount Biocapital, Inc. and Punk, Ziegel & Company, L.P.

10.12	Amended and Restated Certificate of Incorporation, effective June 27, 2006

99.1	Press release dated June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.

Date: June 30, 2006	/s/ Steven Kelly
Steven Kelly President and Chief Executive Officer